                                                                      Exhibit 21


                          HARRAH'S ENTERTAINMENT, INC.
                                  SUBSIDIARIES

                                          Jurisdiction     Percentage   Date of
                                               of              of       Incorpor-    FEIN
  Name                                    Incorporation    Ownership    ation       Number
  ----                                    -------------    ----------   ---------   ------
  Aster Insurance Ltd.                       Bermuda          100%      02/06/90    62-1428220
  HEI Acquisition Corp. II                   Nevada           100%      07/22/98    88-0407469
  Harrah's Operating Company,
  Inc.                                       Delaware         100%      08/08/83    75-1941623
        Dusty Corporation                    Nevada           100%      07/02/98    88-0398744
        Harrah South Shore
        Corporation                          California       100%      10/02/59    88-0074793
        Harrah's - Holiday Inns
        of New Jersey, Inc.                  New Jersey       100%      09/19/79    62-1071040
        Harrah's Alabama
        Corporation                          Nevada           100%      09/09/93    88-0308027
        Harrah's Arizona
        Corporation                          Nevada           100%      01/26/93    62-1523519
        Harrah's Asia
        Development Company                  Nevada           100%      09/20/96    88-0368569
        Harrah's Asia Investment
        Company                              Nevada           100%      09/20/96    88-0368568
        Harrah's Asia Management
        Company                              Nevada           100%      09/20/96    88-0368567
        Harrah's Atlantic
        City, Inc.                           New Jersey       100%      02/13/79    93-0737757
        Harrah's Aviation, Inc.              Tennessee        100%      03/11/63    62-0694622
        HCAL Corporation                     Nevada           100%      02/02/94    88-0313169
        Harrah's Crescent City
        Investment Company                   Nevada           100%      03/28/97    86-0863877
        Harrah's Illinois
        Corporation                          Nevada           100%      12/18/91    88-0284653
           Van Buren Leasing
           Corporation(1)                    Nevada           100%      08/30/96    93-1218215
        Harrah's Indiana Casino
        Corporation                          Nevada           100%      09/09/93    88-0308079
        Harrah's Indiana
        Management Corporation               Nevada           100%      09/09/93    88-0308082
        Harrah's Interactive
        Entertainment Company                Nevada           100%      09/21/94    88-0326037
        Harrah's Interactive
        Investment Company                   Nevada           100%      09/21/94    88-0326036

----------------------
(1) 100% owned by Des Plaines Development Limited Partnership of which Harrah's Illinois Corporation is 80% partner.

                                                                      Exhibit 21


                          HARRAH'S ENTERTAINMENT, INC.
                                  SUBSIDIARIES

                                          Jurisdiction     Percentage   Date of
                                               of              of       Incorpor-    FEIN
  Name                                    Incorporation    Ownership    ation       Number
  ----                                    -------------    ----------   ---------   ------
        Harrah's Kansas Casino
        Corporation                          Nevada           100%      11/12/93    88-0313173
           HPB Corporation                   Kansas           100%      11/13/97    74-2859636
        Harrah's Las Vegas, Inc.             Nevada           100%      03/21/68    88-0116377
        Harrah's Laughlin, Inc.              Nevada           100%      07/10/87    88-0230282
        Harrah's Louisiana
        Investment Company                   Nevada           100%      10/22/98    88-0407915
        Harrah's Management
        Company                              Nevada           100%      04/07/83    88-0187173
        Harrah's Marketing
        Services Corporation                 Nevada           100%      08/21/97    86-0889202
        Harrah's Maryland Heights
        Corporation                          Nevada           100%      07/30/93    88-0306276
        Harrah's Maryland Heights
        LLC(2)                               Delaware          99%      10/16/95    43-1725857
        Harrah's Maryland Heights
        Operating Company                    Nevada           100%      06/20/95    88-0343024
        Harrah's Michigan
        Corporation                          Nevada           100%      06/15/93    88-0307990
        Harrah's Minnesota
        Corporation                          Nevada           100%      10/20/92    88-0292681
        Harrah's NC Casino
        Company, LLC(3)                      North Carolina    99%      04/21/95    56-1936298
        Harrah's New Jersey, Inc.            New Jersey       100%      09/13/78    22-2219370
        Harrah's New Orleans
        Management Company                   Nevada           100%      05/21/93    62-1534758
        Harrah's New Zealand Inc.            Nevada           100%      02/18/92    88-0292682
        Harrah's North Kansas City
        LLC(4)                               Missouri         100%      12/15/99    62-1802713
        Harrah's of Jamaica, Ltd.            Jamaica          100%      07/12/85    N/A
        Harrah's Operating Company
        Memphis, Inc.                        Delaware         100%      12/15/99    62-1802711
        Harrah's Pennsylvania
        Development Co.                      Nevada           100%      05/18/94    88-0320301

----------------------

(2) 99% Harrah's Operating Company, Inc., 1% Harrah's Maryland Heights Operating Company
(3) 99% Harrah's Operating Company, nc., 1% Harrah's Management Company
(4) Successor by merger with Harrah's-North Kansas City Corporation; 100% Harrah's Operating Company, Inc.

                                                                      Exhibit 21


                          HARRAH'S ENTERTAINMENT, INC.
                                  SUBSIDIARIES

                                          Jurisdiction     Percentage   Date of
                                               of              of       Incorpor-    FEIN
  Name                                    Incorporation    Ownership    ation       Number
  ----                                    -------------    ----------   ---------   ------
        Harrah's Pittsburgh
        Management Company                   Nevada           100%      06/08/94    88-0320269
        Harrah's Red River
        Corporation                          Nevada           100%      08/05/96    88-0365487
        Harrah's Reno Holding
        Company, Inc.                        Nevada           100%      02/23/88    62-1440237
        Harrah's Shreveport
        Investment Company, Inc.             Nevada           100%      04/23/92    88-0292677
        Harrah's Shreveport
        Management Company, Inc.             Nevada           100%      04/23/92    88-0292678
        Harrah's Skagit Valley
        Agency Corporation                   Nevada           100%      11/08/95    88-0348745
        Harrah's Southeast
        Washington Casino
        Corporation                          Nevada           100%      11/21/95    88-0352305
        Harrah's Southwest
        Michigan Casino                      Nevada           100%      04/06/95    88-0337476
           Corporation
        Harrah's Travel, Inc.                Nevada           100%      07/30/98    88-0400542
        Harrah's Tunica
        Corporation                          Nevada           100%      08/10/92    88-0292680
        Harrah's Vicksburg
        Corporation                          Nevada           100%      07/13/92    88-0292320
        Harrah's Washington
        Corporation                          Nevada           100%      02/03/94    88-0313171
        Harrah's Wheeling
        Corporation                          Nevada           100%      04/29/94    88-0317848
        Rio Hotel & Casino, Inc.             Nevada           100%      06/14/88    88-0288115
           Rio Resort Properties,
           Inc.                              Nevada           100%      09/04/87    88-0229914
           Rio Properties, Inc.              Nevada           100%      02/24/92    95-3671082
              Cinderlane, Inc.               Nevada           100%      12/29/94    88-3331880
                Twain Avenue, Inc.           Nevada           100%      08/08/97    88-0438885
                McKellar Industrial
                Park Owner's                 Nevada           100%      12/03/84
                Association, Inc.
                (Non-Profit)
              HLG, Inc.                      Nevada           100%      10/28/96    88-0371040
           Rio Leasing, Inc.                 Nevada           100%      09/10/96    88-0369074
           Rio Development Company,
           Inc.                              Nevada           100%      08/28/96    88-0220505

                                                                      Exhibit 21


                          HARRAH'S ENTERTAINMENT, INC.
                                  SUBSIDIARIES

                                          Jurisdiction     Percentage   Date of
                                               of              of       Incorpor-    FEIN
  Name                                    Incorporation    Ownership    ation       Number
  ----                                    -------------    ----------   ---------   ------
           Rio Vegas Hotel Casino,
           Inc.                              Nevada           100%      09/28/88    N/A
        Showboat, Inc.                       Nevada           100%      02/16/60    88-0090766
           Showboat Australia PTY
           Limited(5)                        Australia         50%      08/11/93    N/A
           Ocean Showboat, Inc.              New Jersey       100%      09/12/83    22-2500790
              Atlantic City
                Showboat, Inc.               New Jersey       100%      01/10/84    22-2500794
              Ocean Showboat Finance
                Corporation                  New Jersey       100%      12/22/86    22-2773679
           Showboat Development
           Company                           Nevada           100%      06/09/83    88-0227522
              Lake Pontchartrain
              Showboat, Inc.                 Nevada           100%      03/18/93    88-0297741
              Showboat Canada, Inc.          Canada           100%      06/28/93    N/A
                Dion Showboat, Inc.          Canada           100%      06/28/93    N/A
              Showboat Grande, Inc.          Nevada           100%      06/08/93    88-0302251
              Showboat Indiana, Inc.         Nevada           100%      09/13/93    88-0308090
              Showboat LMI, Inc.             Nevada           100%      07/26/94    None
              Showboat Louisiana,
                Inc.                         Nevada           100%      05/18/93    88-0302250
              Showboat Missouri, Inc.        Nevada           100%      07/26/94    88-0344271
              Showboat Mohawk, Inc.          Nevada           100%      07/07/93    88-0308091
              Showboat New Hampshire,
              Inc.                           Nevada           100%      07/26/94    None
                Showboat Rockingham
                Company, LLC(6)              New Hampshire     50%      09/09/97
              Showboat One, Inc.             Nevada           100%      07/26/94    None
              Showboat Six, Inc.             Nevada           100%      07/26/94    None
              Showboat Seven, Inc.           Nevada           100%      07/26/94    None
              Showboat Eight, Inc.           Nevada           100%      07/26/94    None
              Showboat Nine, Inc.            Nevada           100%      07/27/94    None
              Showboat Ten, Inc.             Nevada           100%      07/27/94    None
              Showboat Eleven, Inc.          Nevada           100%      07/27/94    None
              Showboat Twelve, Inc.          Nevada           100%      07/27/94    None
              Showboat Thirteen, Inc.        Nevada           100%      07/27/94    None
              Showboat Fourteen, Inc.        Nevada           100%      07/27/94    None

----------------------
(5) 50% Showboat, Inc., 50% Showboat Development Company
(6) 50% Showboat New Hampshire, Inc., 50% Rockingham Venture, Inc.

                                                                      Exhibit 21


                          HARRAH'S ENTERTAINMENT, INC.
                                  SUBSIDIARIES

                                          Jurisdiction     Percentage   Date of
                                               of              of       Incorpor-    FEIN
  Name                                    Incorporation    Ownership    ation       Number
  ----                                    -------------    ----------   ---------   ------
              Showboat Fifteen, Inc.         Nevada           100%      07/27/94    88-0335287
           Showboat Finance
           Corporation                       Nevada           100%      05/10/94    None
           Showboat Intellectual
           Property, Inc.                    Nevada           100%      01/25/94    88-0314414
           Showboat Land Company             Nevada           100%      11/12/97    88-0378914
           Showboat Operating
           Company                           Nevada           100%      04/10/73    88-0121120
              Showboat Land LLC(7)           Nevada             1%      11/04/97    88-0382943
        Trigger Real Estate
        Corporation                          Nevada           100%      07/02/98    88-0398745
        Waterfront Entertainment
        and Development, Inc.                Indiana          100%      07/19/93




----------------------
(7) 1% Showboat Operating Company, 99% Showboat Land Holding Limited Partnership